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                                                                      Exhibit 99
PRESS RELEASE


FOR IMMEDIATE RELEASE

DATE:      February 2, 2005
COMPANY:   Central Federal Corporation
           2923 Smith Road
           Fairlawn, Ohio  44333
CONTACT:   David C. Vernon, Chairman, or Mark S. Allio, President and CEO
PHONE:     330.666.7979                     FAX:       330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES RECORD DATE AND DATE OF SPECIAL STOCKHOLDERS' MEETING TO APPROVE REVERSE STOCK SPLIT

Fairlawn, Ohio - February 2, 2005 - Central Federal Corporation (Nasdaq: GCFC) announced that its Board of Directors has set a record date and a meeting date for a special meeting of stockholders to consider the previously announced reverse stock split of the Company's common stock as part of a "going private" transaction. At a special meeting of stockholders to be held on March 14, 2005, stockholders will be asked to approve a reverse stock split by authorizing an amendment to the Company's Certificate of Incorporation. The record date for the meeting will be February 8, 2005.

The Company announced in October 2004 that it would ask stockholders to approve a reverse stock split in an effort to ease the economic and management burden of complying with the Sarbanes-Oxley Act of 2002 and federal securities laws. The Board of Directors subsequently established a reverse stock split ratio of 1-to-500 shares and set $14.50 per share as a fair price to compensate stockholders who hold fewer than 500 shares on the effective date and who would no longer remain stockholders of the Company after the effective date. Significant numbers of individuals have purchased share lots in quantities of 499 or fewer shares during the past few months. These individuals appear to be attempting to take advantage of a perceived opportunity to obtain a slight gain based on the established $14.50 per share price and the announced 1-to-500 reverse stock split ratio. For very little potential gain, they have taken on risk that the transaction would not close. The dramatic increase in shares held by stockholders who own fewer than 500 shares has increased substantially the cost of the Company's effecting its going private transaction in the event the transaction is approved by stockholders.

The Board of Directors has determined that it is in the best interest of stockholders to proceed with the meeting of stockholders to approve the going private transaction. The purpose of the Company's reverse stock split is to reduce the

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cost of operations and to increase the time management and the Board can focus on growing and strengthening the Company. The Company will save significantly by accomplishing the announced reverse stock split; but as is the case with any business transaction, the cost cannot be allowed to exceed the benefit. The Board intends to maintain a well capitalized financial services company. Accordingly, in order to reduce the aggregate cost of repurchasing shares, the Board of Directors has reserved the right to change the ratio of the reverse stock split as late as the date the meeting notice and proxy statement are mailed to stockholders. Moreover, the Board also has reserved the right to abandon the transaction following stockholder approval in the interest of the Company and its stockholders, and it not likely that the Board will authorize the Company to move forward with the proposed reverse stock split if the cost of the transaction is expected to exceed $2 million.


ABOUT CENTRAL FEDERAL CORPORATION AND CFBANK

Central Federal Corporation (Nasdaq: GCFC), the holding company for CFBank, was organized as a Delaware corporation in September 1998 in connection with the bank's conversion from a mutual to stock organization, which was completed on December 30, 1998. CFBank is a community-oriented financial services company founded in 1892. Its home office is in Fairlawn, Ohio. It operates two additional offices in Columbiana County, Ohio, and one in Columbus, Ohio. Reserve Mortgage Services, Inc., an Ohio corporation with offices in Akron, Ohio and Atlanta, Georgia, originates and services residential mortgages and became a wholly owned subsidiary of CFBank on October 22, 2004.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurances that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our Company or by any person that the future events, plans or expectations contemplated by our Company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.